    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1997
                                                      REGISTRATION NO. 333-39403
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                               Amendment No. 1 to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                  ------------
                            GIGA-TRONICS INCORPORATED
             (Exact name of registrant as specified in its charter)

        CALIFORNIA                                     94-2656341
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                             4650 NORRIS CANYON ROAD
                           SAN RAMON, CALIFORNIA 94583
               (Address of Principal Executive Offices) (Zip Code)
                             ----------------------
            GIGA-TRONICS INCORPORATED RESTATED 1990 STOCK OPTION PLAN
                            (Full title of the Plan)
                             ----------------------
                              GEORGE H. BRUNS, JR.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            GIGA-TRONICS INCORPORATED
              4650 NORRIS CANYON ROAD, SAN RAMON, CALIFORNIA 94583
                     (Name and Address of Agent for Service)
                                 (510) 328-4650
          (Telephone number, including area code, of agent for service)
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                 Proposed Maximum          Proposed Maximum
 Title of Securities to      Amount to be         Offering Price               Aggregate                Amount of
     be Registered          Registered (1)         per Share (2)           Offering Price (2)        Registration Fee(2)
     -------------          --------------         -------------           ------------------        -------------------
Options to Purchase            700,000                  N/A                      N/A                       N/A
Common Stock

Common Stock, no           700,000 shares             $8.875                  $4,987,500                $1608.54
par value

================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Giga-tronics Incorporated Restated 1990 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Giga-tronics Incorporated Common Stock.

(2) A Registration Statement on Form S-8 was filed with the Securities and Exchange Commission on October 18, 1994, registering 400,000 shares of Common Stock, no par value, and Options to purchase such Common Stock issuable pursuant to the Giga-tronics Incorporated Restated 1990 Stock Option Plan

           (Registration No. 33-85278) and a registration fee for such shares of Common Stock of $801.72 was paid in connection therewith. Accordingly, the fee of $806.82 (paid on November 3, 1997) for the registration of 300,000 additional shares of Common Stock, no par value, and Options to purchase such Common Stock accompanies this registration statement on Form S-8 and is calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Giga-tronics
           Incorporated on October 30, 1997, as reported on the Nasdaq National Market, for the additional shares of Common Stock registered hereby.
================================================================================

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on this 5th day of November, 1997.

                           GIGA-TRONICS INCORPORATED

                           By:  /s/ George H. Bruns, Jr.*
                              -----------------------------------------------
                           George H. Bruns, Jr.
                           Chairman and Chief Executive Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                               Title                                         Date
---------                               -----                                         ----
/s/ George H. Bruns, Jr.*            Chairman and Chief Executive Officer and      November 5, 1997
--------------------------------     Director (Principal Executive Officer)
George H. Bruns, Jr.


/s/ Mark H. Cosmez, II*              Chief Financial Officer and Vice-President,   November 5, 1997
--------------------------------     Finance (Principal Financial Officer and
Mark H. Cosmez, II                   Principal Accounting Officer)


                                     Director
--------------------------------
James A. Cole


/s/ Edward D. Sherman*               Director                                      November 5, 1997
--------------------------------
Edward D. Sherman


/s/ Robert C. Wilson*                Director                                      November 5, 1997
--------------------------------
Robert C. Wilson

*By Power of Attorney granted pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 3, 1997.

                        Consent of Independent Auditors

The Board of Directors
Giga-tronics Incorporated

We consent to incorporation by reference in the registration statement dated November 5, 1997, on Form S-8 (Amendment No. 1) of Giga-tronics Incorporated of our report dated April 18, 1997, except as to Note 11, which is as of June 6, 1997, relating to the consolidated balance sheets of Giga-tronics Incorporated and subsidiary as of March 29, 1997, and March 30, 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended March 29, 1997, March 30, 1996, and March 25, 1995, and the related schedule, which reports appear or are incorporated by reference in the March 29, 1997, annual report on Form 10-K of Giga-tronics Incorporated.


                                                  /s/ KPMG Peat Marwick LLP

San Jose, California
November 5, 1997